Exhibit 10.17

EXTENSION TO PROMISSORY NOTE

This EXTENSION TO PROMISSORY NOTE (this “Amendment”) is made effective as of February 1, 2020, by Bed Therapies, Inc., a Texas corporation, as converted from Bed Therapies, LLC and merged into Omnia Wellness, Inc. (the “Company”), and Barry Pressman, who is holder of the Company’s Promissory Note (the “Holder”).

RECITALS

The Company and Holder entered into agreement on July 31, 2018 (the “Promissory Note”). Pursuant to the consent of the Holder of the Note, the Note is hereby amended as follows:

AGREEMENT

1. PRINCIPAL. Section I of the Note is hereby amended and replacing “Maturity Date, January 31st, 2019” with Maturity Date, January 31st, 2021.

2. INTEREST. Section 2 of the Note is hereby deleted in its entirety and replaced with: Interest on this Note shall commence accruing on the Issuance Date and shall accrue daily at the Interest Rate of 14% per annum on the outstanding Principal amount and should be paid monthly. The loan will be in effect for a minimum of twelve months, until the due date of January 31, 2021. At the option of the Lender, the interest may be paid in the form of any equity or equity linked instrument being sold in an open offering by the Company at the time the interest payment is due.

3. NO ADDITIONAL AMENDMENTS. Except for the stated amendments in Section 1 and Section 2 of the Note dated August 1, 2018, all other terms and conditions of the Note remain in full force and effect.

4. EXTENSION FEE. The Company agrees to issue Holder 20,000 common shares of Omnia Wellness, Inc., as consideration for this Extension to Promissory Note and for the release of the personal guarantees ofJairial Bhuiyan and Nickolay Kukekov.

5. NOTICE TO TRANSFEREES. This Amendment shall be binding on Holder of the Note. The terms of this Amendment shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and the Holder. Any successor, permitted assign or transferee of the Note after the date hereof shall be deemed to have acquired the Note as amended by this Amendment.

6. CONSTRUCTION. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Note. The terms of this Amendment amend and modify the Note as if fully set forth. If there is any conflict between the terms, conditions and obligations of this Amendment and the Note, this Amendment’s terms, conditions and obligations shall control. Ail other provisions of the Note not specifically modified by this Amendment are preserved.

IN WITNESS HEREOF, this Amendment is made effective as of the date first set forth above.

THE COMPANY:

OMNIA WELLNESS, Inc.,

By:	/s/ Steve R. Howe
Steve R. Howe, Chairman

Accepted by:

/s/ Barry Pressman
Holder,
Barry Pressman